EXHIBIT 10.19

BIONEBRASKA, INC.

INCENTIVE STOCK OPTION AGREEMENT

          THIS OPTION AGREEMENT is made as of the 1st day of _______, 2001, between BioNebraska, Inc., a Delaware corporation (the "Company"), and ________________, an employee of the Company (the "Optionee").

          The Company, by affording the Optionee an opportunity to purchase shares of its Common Stock (par value of one cent per share – referred to as the "Common Stock"), as hereinafter provided, deems this grant of options as furthering the purposes of the 1993 Stock Plan of the Company, as amended in 1996 and approved by its shareholders (the "Plan").

          THEREFORE, the parties hereby agree as follows:

          1.       Grant of Option.  The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of _________ shares of the Common Stock of the Company on the terms and conditions herein set forth.  The Option is intended to be an "incentive stock option" as that term is defined in Section 422 of the Internal Revenue Code.

          2.       Purchase Price.  The purchase price of the shares of the Common Stock covered by this Option shall be $12.50 per share.

          3.       Term of Option.  The term of the Option shall be for a period of ten (10) years from the date hereof (the "Option Date"), subject to earlier termination as hereinafter provided.

          4.       Exercise of Option.  During the first year the Option is outstanding, it may not be exercised with respect to any of the Shares covered hereby.  Thereafter, subject to the terms and conditions hereof, the Option may be exercised as follows:

                    (a)      From and after 12 months from the Option Date, the Option may be exercised as to ______ shares.

                    (b)      From and after 24 months from the Option Date, the Option may be exercised as to an additional ______ shares.

                    (c)      From and after 36 months from the Option Date, the Option may be exercised as to an additional ______ shares.

          5.       Change of Control. Upon a Change of Control, each outstanding Stock Option shall become exercisable in full as to all of the shares covered thereby without regard to any installment exercise or vesting provisions. For purposes of this Section 5, the term “Change of Control” means any of the following:

                    (a)      any “person” (as such term is used in Sections 13(d) and 14 (d) of the Securities Exchange Act of 1934) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

                    (b)      a business combination, following which shareholders of the Company do not continue to beneficially own at least 50% of the voting power of the resulting entity or the members of the Company’s Board of Directors prior to the transaction do not constitute a majority of the resulting entity’s Board of Directors; or

                    (c)      a liquidation, dissolution, sale or transfer of all or substantially all of the assets of the Company, and immediately thereafter, there is no substantial continuity of ownership with respect to the Company and the entity to which such assets have been transferred.

          The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          6.       Non-Transferability.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution in accordance with the provisions of this Agreement, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

          7.       Death, Disability or Retirement of Optionee.  If the Optionee's employment with the Company shall terminate by reason of death, Disability or Retirement (as those terms are defined in the Plan), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of termination of employment by reason of death, Disability or Retirement) by the Optionee, legal representative, or, in the case of death, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at any time within ninety (90) days after the Optionee's termination of employment, but in no event later than the expiration of the term specified in Section 3 hereof.

          8.       Other Termination.  In the event the employment of the Optionee shall be terminated for any reason other than death,  Disability or Retirement, any unexercised Option may be exercised by the Optionee to the extent it was exercisable at such termination, but may not be exercised after ninety (90) days of such termination or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that in the event of termination for Cause (as that term is defined in the Plan), such Option shall terminate immediately upon such termination of employment.  So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position.  Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

          9.       Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Company at the principal office of the Company.  Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option.  Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price.  For purposes of this paragraph, the "fair market value" of the Common Stock of the Company shall be established in the manner set forth in the Plan.  In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the Option.

          10.     Option Plan.  This Option is subject to certain additional terms and conditions set forth in the Plan pursuant to which this Option has been issued.  A copy of the Plan is on file with the Treasurer of the Company and by acceptance hereof, Optionee agrees to and accepts this Option subject to the terms of the Plan.  Except as otherwise defined herein, defined terms used in this Agreement shall have the meaning ascribed thereto in the Plan.

          11.     Disputes.  As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Compensation Committee of the Board of Directors of the Company, or the Board if there is no such committee, in its sole discretion, and that any interpretation by said Committee of the terms of this Agreement shall be final, binding and conclusive.

          12.     Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

          IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.

BIONEBRASKA, INC.

By
Thomas R. Coolidge
Chairman of the Board and C.E.O.

[Name of Optionee]